Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333-00000) pertaining to the Headwaters Incorporated 2000 Employee Stock Purchase Plan of our reports dated November 16, 2007, with respect to the consolidated financial statements of Headwaters Incorporated included in its Annual Report (Form 10-K) for the year ended September 30, 2007 and the effectiveness of internal control over financial reporting of Headwaters Incorporated, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Salt Lake City, Utah
November 16, 2007